UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2026

Devon Energy Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-32318	73-1567067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 W. SHERIDAN AVE.,
OKLAHOMA CITY, OKLAHOMA	73102-5015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	DVN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

The purpose of this filing is to provide certain unaudited pro forma combined financial information in connection with the previously disclosed proposed merger of Devon Energy Corporation, a Delaware corporation (the “Company” or “Devon”), Cubs Merger Sub, Inc., a Delaware corporation and a wholly-owned, direct subsidiary of the Company, and Coterra Energy Inc., a Delaware corporation (“Coterra”), pursuant to which Coterra will become a wholly-owned subsidiary of the Company, subject to the terms and conditions set forth in the merger agreement. Exhibit 99.1 to this Current Report on Form 8-K presents the following unaudited pro forma combined financial information, which has been prepared in accordance with Article 11 of Regulation S-X:

•	Unaudited pro forma combined balance sheet as of December 31, 2025;

•	Unaudited pro forma combined statement of operations for the year ended December 31, 2025; and

•	Notes to the unaudited pro forma combined financial statements, including supplemental pro forma oil and natural gas reserves information.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Unaudited Pro Forma Combined Financial Statements.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVON ENERGY CORPORATION

By:	/s/ Jeffrey L. Ritenour
Jeffrey L. Ritenour
Executive Vice President and Chief Financial Officer

Date: April 10, 2026